                                                                      Exhibit 21


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
                                                         JURISDICTION OF
GRANITE SUBSIDIARIES                                     ORGANIZATION
- --------------------                                     ------------
Granite Response Television, Inc.                           Delaware
KBJR License, Inc.                                          Delaware
KNTV License, Inc.                                          Delaware
KNTV, Inc.                                                  Virginia
KOFY-TV License, Inc.                                       Delaware
KSEE License, Inc.                                          Delaware
Pacific FM Incorporated                                    California
Queen City Broadcasting of New York, Inc.                   New York
RJR Communications, Inc.                                    Minnesota
San Joaquin Communications Corporation                     California
WEEK-TV License, Inc.                                       Delaware
WKBW-TV License, Inc.                                       Delaware
WLAJ, Inc.                                                  Delaware
WPTA-TV License, Inc.                                       Delaware
WPTA-TV, Inc.                                               Delaware
WTVH License, Inc.                                          Delaware
WTVH, LLC                                                   Delaware
WXON License, Inc.                                          Delaware
WXON, Inc.                                                  Delaware
Channel 11 License, Inc.                                    Delaware
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